Exhibit 10.50

The Agreement and General Release dated as of August 28, 2015 by and between Bally Gaming, Inc., Scientific Games Corporation and Kathryn Lever (filed as Exhibit 10.49 to this Annual Report on Form 10-K for the year ended December 31, 2015, the "Agreement") was subsequently amended by the parties via electronic mail on five occasions, in each case to amend Section 1 of the Agreement to provide that the “Separation Date” would be at later dates in September and then October 2015. The fifth email amendment provided that the “Separation Date” would be effective as of 11:59 on October 30, 2015.

The Agreement was subsequently amended by the Sixth Amendment to Agreement and General Release dated as of November 3, 2015 by and between Bally Gaming, Inc., Scientific Games Corporation and Kathryn Lever (filed as Exhibit 10.51 to this Annual Report on Form 10-K for the year ended December 31, 2015).